                           Registration No. 333-______
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2001
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                           LOCAL FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                   65-0424192
    (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)

     3601 N. W. 63rd  Street, Oklahoma City, Oklahoma        73116
     (Address of Principal Executive Offices)              (Zip Code)

               LOCAL FINANCIAL CORPORATION 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

      RICHARD L. PARK, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
              3601 N. W. 63rd Street, Oklahoma City, Oklahoma 73116
                     (Name and Address of Agent for Service)

                                 (405) 841-2298
          (Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:
                              Michael R. Ford, Esq.
                          Fellers, Snider, Blankenship,
                             Bailey & Tippens, P.C.
                           100 N. Broadway, Suite 1700
                       Oklahoma City, Oklahoma 73102-8820
                                 (405) 232-0621

CALCULATION OF REGISTRATION FEE

                                                                              Proposed
                                                            Proposed           Maximum
                                                            Maximum           Aggregate        Amount Of
Title Of Securities To Be              Amount To Be      Offering Price       Offering      Registration
       Registered                      Registered (1)     Per Share (2)        Price (2)          Fee (2)
      Common Stock                       2,100,370           $10.00         $21,003,700         $5,250.93

      ($0.01 Par Value)                 Shares

(1) The number of shares being registered is the number of shares issuable under the Plan.
(2) Pursuant to Rule 457(h)(1) the Registration Fee was computed on the basis of the price at which initial options may be exercised.

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                                     PART I

                     INFORMATION REQUESTED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION.

The Registrant, Local Financial Corporation, will send or give, or has previously given, the documents containing the information specified in this
Item 1 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission ("Commission") and the instructions to Form S-8, Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended ("Securities Act").

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Registrant will send or give, or has previously given, the documents containing the information specified in Item 2 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are hereby incorporated in this Registration Statement by reference:

(a) Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, which contains audited financial statements for the most recent year for which such statements have been filed.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in Part II, Item 3(a), above; and

(c) The description of the Registrant's Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form S-1 filed with the Commission on January 5, 1998, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such


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documents. Any statement contained herein or in any document incorporated, or deemed to be incorporated, herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court. Article IX of the Registrant's Bylaws, as amended, provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving at the written request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided for in Article IX of the Registrant's Bylaws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such persons. Article IX of Registrant's Bylaws also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, trustee, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Laws, Article 6 of the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Registrant or its stockholders,


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acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, self-dealing, or the unlawful payment of dividends or repurchase of stock.

          The Registrant maintains an insurance policy on behalf of itself and certain of its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of the directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

       (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
              Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of Item 9, above, do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual


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report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, Oklahoma County, State of Oklahoma on April 16, 2001.

                                            LOCAL FINANCIAL CORPORATION

Date:  April 16, 2001               By:  /s/ Edward A. Townsend
                                         ---------------------------------------
                                             Edward A. Townsend
                                             Chairman of the Board and
                                             Chief Executive Officer

Date:  April 16, 2001               By:  /s/ Richard L. Park
                                         ---------------------------------------
                                             Richard L. Park
                                             Executive Vice President and
                                             Chief Financial Officer



                                POWER OF ATTORNEY

We, the undersigned officers and directors of LOCAL FINANCIAL CORPORATION hereby severally constitute Edward A. Townsend and Richard L. Park, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable LOCAL FINANCIAL CORPORATION to comply with all requirements of the Commission, hereby ratifying and


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confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                       Title                                Date
----------------------------------------      ----------------------------------------        --------------
/s/ Edward A. Townsend                        Chairman of the Board of Directors and          April 16, 2001
----------------------------------------      Chief Executive Officer (Principal
Edward A. Townsend                            Executive Officer)


/s/ Jan A. Norton                             President and Director                          April 16, 2001
----------------------------------------
Jan A. Norton


/s/ Robert A. Kotecki                         Director                                        April 16, 2001
----------------------------------------
Robert A. Kotecki


/s/ Joseph A. Leone                           Director                                        April 16, 2001
----------------------------------------
Joseph A. Leone


/s/ George Nigh                               Director                                        April 16, 2001
----------------------------------------
George Nigh


/s/ Kenneth W. Townsend                       Director                                        April 16, 2001
----------------------------------------
Townsend


/s/ J. David Rosenberg                        Director                                        April 16, 2001
----------------------------------------
J. David Rosenberg


/s/ Andrew M. Coats                           Director                                        April 16, 2001
----------------------------------------
Andrew M. Coats

                               INDEX TO EXHIBITS

Exhibit
Number                     Description
-------                    --------------
   4.1   Specimen Certificate of Common Stock, $0.01 par value per share, of the
         Registrant is incorporated herein by reference to Exhibit 4.4 to the
         Registrant's Registration Statement Form S-1, Registration No.
         333-43727 (effective April 21, 1998)

   5.1   Opinion of Fellers, Snider, Blankenship, Bailey & Tippens, P.C.

  23.1   Consent of Fellers, Snider, Blankenship, Bailey & Tippens, P.C.
         (included in Exhibit 5.1)

  23.2   Consent of KPMG LLP, independent accountants

  24.1 Power of Attorney (included in the signature pages of this Registration Statement)

  99.1   Local Financial Corporation 1998 Stock Option Plan